WHAT IS THE PURPOSE OF OUR CODE OF ETHICS

Penn Mutual Asset Management, LLC (“PMAM” or the “Adviser”) serves as investment adviser to the various series (each, a “Fund” and, collectively, the “Funds”) of Penn Series Funds, Inc. (the “Company”) and other client accounts (“Client Accounts”). PMAM and the Company have adopted this Code of Ethics (the “Code” or “Code of Ethics”) pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Act”), and Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”) (collectively, referred to herein as the “Rules”). The Company and PMAM are jointly referred to as the “Firm.”

This Code of Ethics sets forth rules of conduct for Covered Persons, defined below, of the Firm and to assist such Covered Persons to make decisions in the best interests of the Funds and Client Accounts and in compliance with the requirements of the Rules.

This Code reflects the fiduciary obligation of the Adviser and the Covered Persons of the Firm to conduct their business and personal affairs in a manner that serves the interests of the Funds and Client Accounts ahead of their own interests, avoids taking advantage of their fiduciary position for personal gain, and addresses actual or potential conflicts of interests.

Accordingly, this Code: (i) sets out standards of conduct expected of Covered Persons of the Firm; (ii) requires the reporting of personal securities transactions, including transactions in any fund managed by the Adviser; and (iii) safeguards material nonpublic information about transactions in Fund portfolios and Client Accounts.

Underlined words are defined under the Code Definitions at the end of this policy to facilitate your understanding of the expectations and the application of requirements under this Code.

WHO IS SUBJECT TO THIS CODE OF ETHICS

All employees or associates, officers, managers and directors providing services to the Firm are subject to this Code and, as such, are considered Covered Persons.

“You” refers to a Covered Person. This Code applies to your personal investments, as well as those investments in which you may be considered a beneficial owner.

A Covered Person, who serves as an officer and/or manager of the Adviser and also serves as an officer and/or director of the Fund, is only required to report personal securities transactions under this Code.

A Covered Person, who is covered under another code of ethics, such as an affiliated entity, may only be required to report under one Code.

Amended: February 21, 2018

HOW DOES THE CODE APPLY TO YOU

As a Covered Person, you must adhere to the provisions of this Code. However, because access to information may vary based on roles and responsibilities, the Code has defined access categories as follows:

Covered Person Investment Person	You are a supervised person of the Adviser with authority to enter purchase and sale orders on behalf of client investment portfolios or make recommendations for purchase and sale of securities and other instruments. Roles include portfolio managers and other investment professionals.

Covered Person Access Person	You are a supervised person of the Adviser and have regular access to nonpublic information regarding purchases and sales orders, purchase and sale recommendations, transactions and holdings information regarding Fund and client investment portfolios. Roles include compliance professionals, operations analysts, financial analysts and technology analysts. All Managers and officers of the Adviser are presumed to be Access Persons.

Covered Person Non-Access Person	You are an associate of the Firm, but you do not fit into the access category of an Investment Person or Access Person.

Covered Person Independent Director	You are a director of a Fund who is not an “interested person” as defined in Section 2(a)(19) of the Act.[1]

Covered Person Senior Financial Officer	You are principal executive officer, principal financial officer, principal accounting officer or controller, or a person performing similar functions for the Company, regardless of whether you are employed by the Firm or a third party.[2]

[1]	For purposes of this Code of Ethics, David B. Pudlin shall be subject to the reporting obligations of an Independent Director.
[2]	You may be a Senior Financial Officer in addition to being an Access Person or Investment Person

Amended: February 21, 2018

WHAT ARE THE RESPONSIBILITIES OF COVERED PERSONS UNDER THE CODE

•	You are required to comply with federal securities laws and other regulatory rules and regulations related to your personal investment activities.

•	You must commit to the highest ethical standards of conduct with respect to all Firm activities premised on the fundamental principles of openness, integrity, honesty and trust.

•	You are expected to maintain the highest ethical standards when making personal securities transactions.

•	You must not misuse nonpublic information about Fund and Client investment portfolios, such as portfolio holdings, pending holdings or contemplated purchases or sales, for your personal benefit or the benefit of others. Equally, you may not use similar information to cause a Fund or client investment portfolio to take action or fail to take action which will result in your personal benefit.

•	You may not engage in any securities transaction that creates, may create, or may appear to create conflicts of interest.

•	Investment Persons and Access Persons are expected to notify the Code Administrator to obtain approval to participate in any outside employment or directorships.

•	Investment Persons and Access Persons are expected to notify the Code Administrator to obtain approval to participate in any outside investment group.

•	Covered Persons who are not Independent Directors may not accept gifts other than in de minimis value from any broker, dealer, investment adviser, or vendor related to portfolios of the Funds and Client Accounts. If you receive a gift, regardless of its value, you must promptly report the receipt of the gift to the Code Administrator.

•	You may not negotiate any agreement on behalf of a Fund or Client Account if you, or a person related to you, has a substantial interest in the business.

•	You are expected to seek guidance if you need assistance or if you are unsure as to the application of the Code. The Code Administrator and Chief Compliance Officer will provide assistance and guidance in interpreting this Code.

•	For all Covered Persons, but especially Senior Financial Officers, see Appendix A and Appendix B for additional applicable requirements.

Amended: February 21, 2018

WHAT ARE THE GENERAL PROHIBITIONS

You may not, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any Fund or Client Account:

•	Employ any device, scheme or artifice to defraud the Fund or Client Account;

•	Make to the Fund or any client any untrue statement of a material fact or omit to state to the Fund or client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•	Engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund, client or Client Account;

•	Engage in any manipulative practice with respect to the Fund or Client Account;

•	Disclose information pertaining to the Fund’s or Client Account’s portfolio transactions and holdings, unless such disclosure is made in connection with your regular functions or duties;

•	Utilize information concerning prospective or actual portfolio transactions in a manner that might prove detrimental to the interests of the Fund or Client Account;

•	Personally affect a purchase, sale, or exchange of shares of the Fund while in possession of material non-public information concerning the portfolio holdings of such Fund;

•	Use your position for your personal benefit or attempt to cause the Fund or Client Account to purchase, sell or hold a particular portfolio security when that action may reasonably be expected to create a personal benefit for you;

•	Selectively disclose “non-public” information concerning the portfolio holdings of the Fund or Client Account to anyone who does not have a legitimate business need for such information that is consistent with the interests of the Fund or Client Account and in adherence to the Company’s portfolio holdings disclosure policy or client’s right to confidentiality, respectively;

•	Engage in any act, practice or course of conduct, which would violate applicable provisions of the federal securities laws; or

•	Engage in, or help others engage in, late trading in the Fund.

Amended: February 21, 2018

WHAT ARE THE REPORTING REQUIREMENTS

ALL COVERED PERSONS

Code Acknowledgment

•	All Covered Persons will receive a copy of this Code as well as any future Code amendments.

•	If you are a Covered Person, you must acknowledge receipt and understanding of this Code. Refer to Appendices and Exhibits as applicable.

INVESTMENT PERSONS AND ACCESS PERSONS

The Code Administrator will identify all Investment Persons and Access Persons who are required to make the following reports and inform them of their reporting obligations.

Initial Holdings Report

•	Within ten (10) days of the date that you have been identified as an Investment Person or Access Person, you must provide your initial holdings report, a form of which is set forth in Exhibit C hereto, to the Code Administrator.

•	Your initial holdings report must be current as of a date no more than forty-five (45 days) before you have been identified as an Investment Person or Access Person. The initial holdings report should list all securities subject to disclosure that you own or have a beneficial ownership interest. This report should include the name of the financial institution that maintains the account in which the securities were held, the name(s) on the account, account number, each security name, the type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each security, and the date that the report is submitted.

•	If you do not have any securities to report, you are still required to submit an initial holdings report.

•	If you open a personal securities account or a new personal securities account, you are required to promptly notify the Code Administrator or the Chief Compliance Officer. Your report should include the name of the financial institution with whom you established the account and the date it was established.

Quarterly Personal Trading Report

•

If you are an Investment Person or Access Person, you must submit your quarterly personal trading report within thirty (30) days of the end of each calendar quarter to the Code Administrator. Your quarterly personal trading report must include all transactions during the quarter in securities subject to disclosure in which you own or had any beneficial ownership interest. This report should include the name of the financial institution that maintains the

Amended: February 21, 2018

account in which the securities were held, name(s) on the account, account number, each security name, price of the security at which the transaction was effected, and as applicable the exchange ticker symbol or CUSIP number, date of the transaction, transaction type (i.e., purchase, sale or any other type of acquisition or disposition), the interest rate and maturity date (if applicable), number of shares and principal amount of each security, and the date the report is submitted.

•	If you did not have any reportable transactions during the quarter, you are still required to submit a quarterly personal trading report indicating as such.

Reports from Financial Institutions

In lieu of preparing the quarterly personal trading report yourself, you may submit reporting and confirmations generated directly from your financial institution to the extent such reporting and confirmations contain all of the information required in the quarterly personal trading report.

Annual Holdings Reporting

•	If you are an Investment Person or Access Person, you must provide your annual holdings report within thirty (30) days of the end of the year to the Code Administrator. Your annual holdings report must be current as of a date no more than forty-five (45 days) before the report is submitted. The annual holdings report should include all securities subject to disclosure in which you own or have a beneficial ownership interest. This report should include the same information as required for your initial report. See Exhibit D.

•	If you do not have any holdings to report, you are still required to submit an annual holdings report.

Amended: February 21, 2018

INDEPENDENT DIRECTORS

Initial and Annual Holdings Reports

•	Independent Directors are not required to provide an initial or annual holdings report.

Quarterly Reports

•	If you are an Independent Director, and if you engage in a securities transaction and you knew at the time of the transaction or, in the ordinary course of fulfilling your official duties as a Director, should have known, that during the 15 day period immediately preceding or following the date of your transaction, the same security was being considered for purchase or sale by the Company, you must submit a report of your security transaction to the Code Administrator no later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected. You must report all transactions in a security in which you acquire direct or indirect beneficial ownership if you had the actual or constructive knowledge described above.

Amended: February 21, 2018

EXCEPTIONS FROM REPORTING REQUIREMENTS

Investment Persons, Access Persons and Independent Directors

•	You are not required to detail or list the following transactions on your reports:

•	Purchases or sales of securities effected pursuant to an automatic investment plan.

•	Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

•	Open-end mutual funds

•	Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call.

•	Purchases or sales effected for any account over which you have no direct or indirect influence or control.

•	Non-volitional transactions include:

•	Stock splits, stock dividends, exchanges and conversions

•	Mandatory tenders

•	Dividend reinvestment plans

•	Automatic payroll deduction plan

•	Automatic rebalancing activities

•	You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.

Amended: February 21, 2018

WHAT ARE THE RESTRICTIONS UNDER THIS CODE

Some personal securities transactions may be restricted under this Code.

If a transaction is restricted, you may not engage in a securities transaction or you must pre-clear the securities transaction with the Code Administrator.

•	Private Placements. Investment Persons and Access Persons must pre-clear private placement investments. Note that Private placements include investment in any private fund managed by PMAM.

•	Initial Public Offerings (IPOs). Investment Persons and Access Persons must pre-clear any security as a part of an initial public offering (equity) by the issuer.

•	Short-Term Trading. Investment Persons and Access Persons may not profit from “short-term” or “short-swing” trading and market timing.

•	Access Persons and Investment Persons are strictly prohibited from engaging in market timing activities with respect to Fund Shares.

•	Generally, “market timing” is the practice of exploiting inefficiencies in the way mutual funds value their portfolio securities. It often is characterized as a purchase of shares on day one followed by a redemption of shares on day two. While this is true in many cases, a mutual fund can be “timed” even if several days, even weeks, pass between a purchase and redemption.

•	This Code contains procedures reasonably designed to prevent Access Persons from engaging in market timing with respect to Fund Shares. Because Fund Shares are available only through certain variable life and variable annuity products, the requirements of this Code pertaining to Fund Shares extend to transactions made through those products.

•	Specifically, Access Persons (other than Independent Directors) and Investment Persons are required to obtain prior clearance before they engage in any Transactions Directly or Indirectly Involving the Purchase or Sale of Fund Shares. In addition, such Transactions and holdings of Fund Shares must be reported to the Code Administrator.

•	Access Persons and Investment Persons also are prohibited from engaging in market timing activities with respect to other mutual funds. In addition to facing severe personal penalties, such activities could tarnish the reputation of the Firm and The Penn Mutual Life Insurance Company, the Adviser’s parent company. Under such circumstances, appropriate disciplinary action will be taken.

Amended: February 21, 2018

•	Blackout Period. No Investment Person or Access Person may purchase or sell any security on the same day on which any client managed by Adviser purchases or sells that security, unless such Investment Person or Access Person had no actual knowledge that the security was being considered for purchase or sale for a Client Account.

•	Restricted Securities. Investment Persons must pre-clear investments listed on the restricted list. Compliance is responsible for maintaining the restricted list in Bloomberg.

Preclearance

To pre-clear, you may contact the Code Administrator or Chief Compliance Officer by email, PersonalTrading@pennmutualam.com.

Your pre-clearance request must include the security and the principal amount or number of shares of the security proposed to be purchased or sold. If the request is approved by the Code Administrator or Chief Compliance Officer, pre-clearance will remain in effect for the day specified in the request.

Securities that require quarterly reporting, but do not require pre-clearance under this Code, options (covered calls, protective puts), currency futures, futures on direct obligations of national government issuers, physical commodity futures or futures on indices.

WHAT TRANSACTIONS ARE NOT SUBJECT TO RESTRICTIONS OR LIMITATIONS

Transactions that are not subject to restrictions or limitations include purchases or sales which are non-volitional, such as stock splits, stock dividends, exchanges and conversions, mandatory tenders, dividend reinvestment plans, automatic payroll deduction plan, automatic rebalancing activity, and margin/maintenance calls.

Amended: February 21, 2018

WHAT ARE THE RESTRICTIONS FOR FUND SHARES UNDER THIS CODE

Preclearance of Fund Shares. If you are an Investment Person or Access Person, you must pre- clear personal Transactions Directly or Indirectly Involving the Purchase or Sale of Fund Shares.

Prior clearance is not required for any such Transaction if:

(i)	the Transaction is effected in any account over which the Access Person or Investment Person has no direct or indirect influence or control;

(ii)	the Transaction is non-volitional; or

(iii)	the Transaction is part of or effected pursuant to an automatic investment plan, except that the Access Person or Investment Person shall request prior clearance for any change in the frequency/amounts of investments made pursuant to such a plan.

In determining whether to grant prior clearance, the Code Administrator shall determine, to his or her satisfaction, that the Transaction Directly or Indirectly Involving the Purchase or Sale of Fund Shares is not being made for the purpose of “market timing.”

Requests for prior clearance may be made to the Code Administrator in person, by telephone or electronic mail. The request shall identify the Fund and the dollar amount of the Transaction.

The Code Administrator shall inform the Access Person or Investment Person whether the prior clearance request was granted or denied. The determination of the Code Administrator to deny prior clearance shall be conclusive and binding. If prior clearance is granted, it shall remain in effect only for the day on which it was granted. If prior clearance for a Transaction has been denied and the Access Person or Investment Person continues to desire to engage in that same Transaction, the Access Person or Investment Person shall submit a request for prior clearance on the following business day (or such other business day of the Access Person’s or Investment Person’s choosing).

The Chief Compliance Officer shall regularly review pre-clearances approved for the purchase or sale of Fund Shares.

Amended: February 21, 2018

WHAT SHOULD I DO IF I BECOME AWARE OF A CODE VIOLATION

Covered Persons must promptly report any violations of the Code to the Code Administrator and the Chief Compliance Officer.

WHAT OCCURS UPON A VIOLATION OF THE CODE

If the Code Administrator determines that a Covered Person has violated the Code, the Code Administrator will, as soon as practicable, obtain a statement from Covered Person and provide the Chief Compliance Officer and the Chief Executive Officer with all relevant information regarding the violation.

The Chief Executive Officer will evaluate the materiality of the violation considering the level of influence of the violator, monetary value of the violation, frequency of violations, intent and evidence of violation of law, among others. As a result, you may be subject to serious penalties such as disciplinary action up to and including termination of employment.

HOW DO I PROTECT CLIENT INFORMATION

Covered Persons are prohibited from revealing non-public information about the Funds and Client Accounts. Such information includes a client’s status as a client of the Adviser, financial and account information of a client, the allocation of assets in a client portfolio, information relating to service performed or advice given to a client, and data or analyses derived from such non-public information (“Client Information”).

Client Information may only be disclosed to persons whose responsibilities require knowledge of the information and when the disclosure is otherwise consistent with the Adviser’s policy and the client’s instructions.

Amended: February 21, 2018

WHAT ARE THE RESPONSIBILITIES OF THE CODE ADMINISTRATOR AND CHIEF COMPLIANCE OFFICER

The Code Administrator is responsible for administration of the Code. The Code Administrator will carry out his or her responsibilities as follows:

•	Maintain Confidentiality. All personal securities transaction reports and any other information filed under this Code will be treated as confidential by the Code Administrator.

•	Provide the Code to Covered Persons. The Code Administrator will provide each Covered Person with a copy of the Code in a timely manner. Each Covered Person will be asked to acknowledge receipt of the Code in writing.

•	Review the Code. The Code Administrator and the Chief Compliance Officer will review the Code on an annual basis.

•	Amend the Code. The Code Administrator, in consultation with the Chief Compliance Officer, may, from time to time, amend the Code to adopt interpretations as he or she deems reasonable and appropriate, consistent with all applicable laws and regulations. As such, the Code Administrator will address the need (if any) to amend this Code with the Adviser’s Board of Managers. The Chief Compliance Officer will address the need (if any) to amend this Code with the Funds’ Board of Directors. The Company’s Board of Directors must approve any material change to the Code no later than six months after the amendments are made by the Code Administrator. Any such approval shall be based on a determination that the Code contains provisions reasonably necessary to prevent Covered Persons from engaging in any conduct prohibited under the section titled “What Are the General Prohibitions?”

•	Review Pre-Clearance Requests. The Code Administrator will monitor the Client Accounts through available information to adequately respond to pre-clearance requests. The Code Administrator will review the pre-clearance request against the requirements under this Code and immediately notify the requesting Covered Person of approval, if applicable, as soon as reasonably practicable.

•	Review Reporting. The Code Administrator will review all initial holdings, quarterly transaction and annual holdings reports. Following receipt of reporting, the Code Administrator will compare personal securities transactions reported by investment personnel with the pre-clearance requests or pre-clearance information executed during the quarter.

•	Report Violations. The Code Administrator shall report all Code violations to the Chief Compliance Officer. The Code Administrator intends to provide a written report of all Code violations at each quarterly scheduled meeting of the Adviser’s Board of Managers, but in any event no less frequently than annually (the “issues and certification report”). The Chief Compliance Officer intends to provide the issues and certification report at each quarterly scheduled meeting of the Funds’ Board of Directors, but in any event no less frequently than annually. The issues and certification report (a) describes any issues arising under this Code since the last report, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations and (b) certifies that the Firm has adopted procedures reasonably necessary to prevent Covered Persons from violating the Code.

Amended: February 21, 2018

•	Maintain Code Records. The following records will be maintained in accordance with Rule 204-2(12) - (13) under the Advisers Act and Rule 17j-1(f) under the 1940 Act. They will be available for examination by representatives of the U.S. Securities and Exchange Commission.

•	A copy of the Code and any other code of ethics of the Adviser, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place;

•	A list of all persons who are, or within the past five years have been, required to submit reports under this Code, will be maintained in an easily accessible place;

•	A copy of written acknowledgement of receipt of the Code for each person who is currently, or within the past five years was, a Covered Person;

•	A record of the names of Investment Persons and Access Persons from the past five years;

•	A copy of each quarterly transaction report made by each Investment Person and Access Person under this Code, including any information provided in lieu of such report, will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

•	A copy of each pre-clearance request submitted to the Code Administrator will be preserved for a period of not less than five years from the end of the fiscal year in which it was made the first two years in an easily accessible place;

•	A copy of each decision, and the reasons supporting the decision, to approve the acquisition of securities by Investment Persons or Access Persons for at least five years after the end of the fiscal year in which such decision was made.

•	A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred;

•	A copy of each issues and certification report provided by the management of the Adviser to the Board will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

•	A copy of this Code and any other code of ethics of the Company, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place;

•	A list of all persons who are, or within the past five years have been, required to submit reports under this Code or responsible for reviewing such reports will be maintained in an easily accessible place;

Amended: February 21, 2018

•	A copy of written acknowledgement of receipt of the Code for each person who is currently, or within the past five years was, a Covered Person;

•	A copy of each report made by each Access Person and Investment Person under this Code (i.e., initial and annual holdings reports and quarterly transaction reports) or, with respect to a quarterly transaction report, the information provided in lieu of such report, will be preserved for a period of not less than five years from the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place; and

•	A record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person or Investment Person of securities in an initial public offering or in a limited offering for at least five years after the end of the fiscal year in which the approval is granted.

***

CODE DEFINITIONS

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934. You should generally consider yourself the “beneficial owner” of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse or domestic partner, your minor children, a relative who shares your home or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Amended: February 21, 2018

Code Administrator is the person that is appointed by the Chief Executive Officer of the Adviser to administer this Code for the Adviser and its associates.

Chief Compliance Officer is the person that is appointed by the Board of Directors of the Company to administer the Code for the Funds. The Chief Compliance Officer may delegate administrative activities to a Code Administrator.

Control means the same as it does in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company’s outstanding voting securities, either directly or indirectly, is presumed to give the holder of such securities control over the company. This presumption may be countered by the facts and circumstances of a given situation.

Covered Person means all employees, officers, managers and directors of the Firm, each of which is subject to this Code.

Employee of an entity means any person who is employed by the entity as an employee or who regularly performs services for the entity as a loaned employee provided by another entity. The Adviser often refers to its employees as associates.

Fund means: (i) Penn Series Funds, Inc.; or (ii) each separate series of Penn Series Funds, Inc.; or (iii) any other open-end management investment company (or series thereof) advised by the Adviser or any person in a control relationship with the Adviser.

Fund Shares means the securities issued by the Fund (as defined). Transactions of Fund Shares means (i) transactions in variable annuity contracts or variable life insurance policies for which a Fund serves as an investment option; and (ii) transactions in retirement and other benefit type plans (such as 401(k) plans) for which a Fund serves as an investment option.

Initial public offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

Private Placement means an offering of securities in which the issuer will rely on an exemption from registration provisions of federal securities laws. Private Placement securities generally involve a limited number of sophisticated investors and a restriction on resale of the securities.

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

Security or securities means the same as they do under Section 202(a)(18) of the Advisers Act, which includes any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral- trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate,

Amended: February 21, 2018

certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a ‘‘security’’, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, except that for reporting purposes under this Code, they do not include direct obligations issued by the U.S. Government or its agencies, bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements. For purposes of this Code, a virtual currency token (e.g., Bitcoin) that functions like a unit of fiat currency is not considered a security. However, a virtual currency token offered in an Initial Coin Offering that involves investment in a common enterprise, or is offered to investors with an expectation of profits to be derived from the entrepreneurial or managerial efforts of others will be deemed to be a security for purposes of this Code. Rider 1: The status of virtual currencies and related instruments may change over time. As a result, this definition also may change. Currently, the Funds do not invest in virtual currencies or related instruments. However, at such time as the Funds commence such investing, virtual currencies and related instruments that qualify as securities as defined above will be subject to the provisions of this Code. PMAM and/or the Funds will notify Covered Persons at such time.

Securities subject to disclosure means any security, except direct obligations of the U.S. Government, bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements, and shares issued by registered open-end mutual funds other than shares of exchange-traded funds and Fund Shares.

Short-term trading means the purchase and sale of a security subject to disclosure within a 30- day calendar period. Short-swing trading refers to a style of trading that attempts to capture gains in a stock within one to four days through a technical analysis of a stock’s short-term price momentum rather than its fundamentals or intrinsic value.

Supervised person means any officer, manager or employee of the Adviser who provides investment advice on behalf of the Adviser and is subject to its supervision and control.

Transactions Directly or Indirectly Involving the Purchase or Sale of Fund Shares include: (i) transactions in variable annuity contracts or variable life insurance policies for which a Fund serves as an investment option; and (ii) transactions in retirement and other benefit type plans (such as 401(k) plans) for which a Fund serves as an investment option. In certain places in this Code, where the context allows, the term “Transaction” may be used instead of the term “Transaction Directly or Indirectly Involving the Purchase or Sale of Fund Shares

Amended: February 21, 2018

Appendix A

PENN SERIES FUNDS, INC.

(the “Company”)

SENIOR FINANCIAL OFFICERS’ CODE OF ETHICS (“SFO Code”)

INTRODUCTION

The reputation and integrity of the Company are valuable assets that are vital to the Company’s success. Each employee of the Company, including each of the Company’s president or principal executive officer, treasurer or principal financial officer, principal accounting officer or controller, or any person performing similar functions (collectively, “SFO” or “you”), is responsible for conducting the Company’s business in a manner that demonstrates a commitment to the highest standards of integrity. These roles are filled by the Company’s President, Treasurer and Assistant Treasurer.

WHAT ARE THE PURPOSES OF THE SFO CODE

The purposes of this SFO Code are to deter wrong-doing and to promote:

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the U.S. Securities and Exchange Commission and in other public communications made by the Company;

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Compliance with applicable governmental laws, rules, and regulations;

•	Prompt internal reporting to an appropriate person of violations of the SFO Code; and

•	Accountability for adherence to the SFO Code.

WHAT ARE THE RESPONSIBILITIES OF THE CHIEF COMPLIANCE OFFICER

The Company’s Chief Compliance Office (“CCO”) shall implement and administer this SFO Code. Questions about this SFO Code should be directed to the CCO.

WHAT STANDARDS APPLY TO SFOS

The Company has adopted the following guidelines under which the SFOs perform their duties. However, the Company expects all employees who participate in the preparation of any part of the Company’s financial statements to follow the guidelines.

•	Act with honesty and integrity and avoid violations of this SFO Code, including avoidance of actual or apparent conflicts of interest with the Company in personal and professional relationships.

•	Disclose to the CCO any material transaction or relationship that reasonably could be expected to give rise to any violations of the SFO Code, including actual or apparent conflicts of interest with the Company. You should disclose these transactions or relationships whether you are involved or have only observed the transaction or relationship. If it is not possible to disclose the matter to the CCO, it should be disclosed to the President of the Company.

Amended: February 21, 2018

•	Provide information to the Company’s other employees and service providers (adviser, administrator, outside auditor, outside counsel, custodian, etc.) that is accurate, complete, objective, relevant, timely, and understandable.

•	Endeavor to ensure full, fair, timely, accurate, and understandable disclosure in the Company’s periodic reports.

•	Comply with the federal securities laws and other applicable laws and rules, such as the Internal Revenue Code.

•	Act in good faith, responsibly, and with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be subordinated.

•	Respect the confidentiality of information acquired in the course of your work except when you have Company approval to disclose it or where disclosure is otherwise legally mandated. You may not use confidential information acquired in the course of your work for personal advantage.

•	Share and maintain skills important and relevant to the Company’s needs.

•	Proactively promote ethical behavior among peers in your work environment.

•	Responsibly use and control all assets and resources employed or entrusted to you.

•	Record or participate in the recording of entries in the Company’s books and records that are accurate to the best of your knowledge.

WHAT ARE THE CERTIFICATION REQUIREMENTS

SFOs will receive periodic training on the contents and importance of this SFO Code and the manner in which violations must be reported and waivers must be requested. Each SFO will be asked to certify on an annual basis that he/she is in full compliance with the SFO Code. A copy of the Annual Certification form is attached to the Code as Exhibit A.

HOW CAN I REQUEST WAIVERS OF THIS SFO CODE

You may request a waiver of a provision of this SFO Code by submitting your request in writing to the CCO for appropriate review (or to the President of the Company if you are the CCO). For example, if a family member works for a service provider that prepares the Company’s financial statements, you may have a potential conflict of interest in reviewing those statements and should seek a waiver of this SFO Code to review the work. The President of the Company or the Audit Committee will decide whether to grant a waiver. All waivers of this SFO Code must be disclosed to the Company’s shareholders to the extent required by SEC rules.

WHAT SHOULD I DO ABOUT SUSPECTED VIOLATIONS

SFOs who observe, learn of, or, in good faith, suspect a violation of the SFO Code must immediately report the violation to the CCO or to the Audit Committee of the Board. An example of a possible SFO Code violation is the preparation and filing of financial disclosure that omits material facts, or that is accurate but is written in a way that obscures its meaning.

Amended: February 21, 2018

Because service providers to the Company perform much of the work relating to the Company’s financial statements, you should be alert for actions by service providers that may be illegal, or that could be viewed as dishonest or unethical conduct. You should report these actions to the CCO even if you know, or think, that the service provider has its own code of ethics for its SFOs.

SFOs who report violations or suspected violations in good faith will not be subject to retaliation of any kind. Reported violations will be investigated and addressed promptly and will be treated confidentially to the extent possible.

WHAT CONSTITUTE VIOLATIONS OF THE CODE

Dishonest or unethical conduct or conduct that is illegal, or gives the appearance of any of the foregoing, will constitute a violation of this SFO Code, regardless of whether this SFO Code refers specifically to that particular conduct. A violation of this SFO Code may result in disciplinary action, up to and including termination of employment. A variety of laws apply to the Company and its operations, including the Securities Act of 1933, the Investment Company Act of 1940, state laws relating to duties owed by Company directors and officers, and criminal laws. The federal securities laws generally prohibit the Company from making material misstatements in its prospectus and other documents filed with the SEC, or from omitting to state a material fact. These material misstatements and omissions include financial statements that are misleading or omit materials facts.

Examples of criminal violations of the law include stealing, embezzling, misapplying corporate or bank funds, making a payment for an expressed purpose on the Company’s behalf to an individual who intends to use it for a different purpose; or making payments, whether corporate or personal, of cash or other items of value that are intended to influence the judgment or actions of political candidates, government officials or businesses in connection with any of the Company’s activities. The Company must and will report all suspected criminal violations to the appropriate authorities for possible prosecution, and will investigate, address and report, as appropriate, non-criminal violations.

Amended: February 21, 2018

Exhibit A

PENN SERIES FUNDS, INC.

(the “Company”)

SENIOR FINANCIAL OFFICERS’ CODE OF ETHICS (“SFO Code”)

Annual Certification of Senior Financial Officer

I hereby certify that I have read and fully understand the Senior Financial Officers’ Code of Ethics. Further, I certify that I am in full compliance with the SFO Code.

[Name]

[Title]

Date:

For the Company’s President, Treasurer and Assistant Treasurer Use Only

Amended: February 21, 2018

Appendix B

Penn Mutual Asset Management, LLC (the “PMAM”)

SENIOR FINANCIAL OFFICERS’ CODE OF ETHICS (“SFO Code”)

INTRODUCTION

The reputation and integrity of the Adviser are valuable assets that are vital to the Adviser’s success. Each employee of the Adviser, including each of the Adviser’s president,, treasurer or principal financial officer, principal accounting officer or controller, or any person performing similar functions (collectively, “SFO” or “you”), is responsible for conducting the Adviser’s business in a manner that demonstrates a commitment to the highest standards of integrity. These roles are filled by the Adviser’s President, Treasurer, and Assistant Treasurer.

WHAT ARE THE PURPOSES OF THE SFO CODE

The purposes of this SFO Code are to deter wrong-doing and to promote:

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Adviser files with, or submits to, the U.S. Securities and Exchange Commission and in other public communications made by the Adviser;

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Compliance with applicable governmental laws, rules, and regulations;

•	Prompt internal reporting to an appropriate person of violations of the SFO Code; and

•	Accountability for adherence to the SFO Code.

WHAT ARE THE RESPONSIBILITIES OF THE CHIEF COMPLIANCE OFFICER

The Adviser’s Chief Compliance Office (“CCO”) shall implement and administer this SFO Code. Questions about this SFO Code should be directed to the CCO.

WHAT STANDARDS APPLY TO SFOS

The Adviser has adopted the following guidelines under which the SFOs perform their duties. However, the Adviser expects all employees who participate in the preparation of any part of the Adviser’s financial statements to follow the guidelines.

•	Act with honesty and integrity and avoid violations of this SFO Code, including avoidance of actual or apparent conflicts of interest with the Adviser in personal and professional relationships.

•	Disclose to the CCO any material transaction or relationship that reasonably could be expected to give rise to any violations of the SFO Code, including actual or apparent conflicts of interest with the Adviser. You should disclose these transactions or relationships whether you are involved or have only observed the transaction or relationship. If it is not possible to disclose the matter to the CCO, it should be disclosed to the President of the Adviser.

Amended: February 21, 2018

•	Provide information to the Adviser’s other employees and service providers (adviser, administrator, outside auditor, outside counsel, custodian, etc.) that is accurate, complete, objective, relevant, timely, and understandable.

•	Endeavor to ensure full, fair, timely, accurate, and understandable disclosure in the Adviser’s periodic reports.

•	Comply with the federal securities laws and other applicable laws and rules, such as the Internal Revenue Code.

•	Act in good faith, responsibly, and with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be subordinated.

•	Respect the confidentiality of information acquired in the course of your work except when you have Adviser approval to disclose it or where disclosure is otherwise legally mandated. You may not use confidential information acquired in the course of your work for personal advantage.

•	Share and maintain skills important and relevant to the Adviser’s needs.

•	Proactively promote ethical behavior among peers in your work environment.

•	Responsibly use and control all assets and resources employed or entrusted to you.

•	Record or participate in the recording of entries in the Adviser’s books and records that are accurate to the best of your knowledge.

WHAT ARE THE CERTIFICATION REQUIREMENTS

SFOs will receive periodic training on the contents and importance of this SFO Code and the manner in which violations must be reported and waivers must be requested. Each SFO will be asked to certify on an annual basis that he/she is in full compliance with the SFO Code. A copy of the Annual Certification form is attached to the Code as Exhibit B.

HOW CAN I REQUEST WAIVERS OF THIS SFO CODE

You may request a waiver of a provision of this SFO Code by submitting your request in writing to the CCO for appropriate review (or to the President of the Adviser if you are the CCO). For example, if a family member works for a service provider that prepares the Adviser’s financial statements, you may have a potential conflict of interest in reviewing those statements and should seek a waiver of this SFO Code to review the work. The President of the Adviser or the Audit Committee will decide whether to grant a waiver. All waivers of this SFO Code must be disclosed to the Adviser’s shareholders to the extent required by SEC rules.

WHAT SHOULD I DO ABOUT SUSPECTED VIOLATIONS

SFOs who observe, learn of, or, in good faith, suspect a violation of the SFO Code must immediately report the violation to the CCO or to the Audit Committee of the Board. An example of a possible SFO Code violation is the preparation and filing of financial disclosure that omits material facts, or that is accurate but is written in a way that obscures its meaning.

Amended: February 21, 2018

Because service providers to the Adviser perform much of the work relating to the Adviser’s financial statements, you should be alert for actions by service providers that may be illegal, or that could be viewed as dishonest or unethical conduct. You should report these actions to the CCO even if you know, or think, that the service provider has its own code of ethics for its SFOs.

SFOs who report violations or suspected violations in good faith will not be subject to retaliation of any kind. Reported violations will be investigated and addressed promptly and will be treated confidentially to the extent possible.

WHAT CONSTITUTE VIOLATIONS OF THE CODE

Dishonest or unethical conduct or conduct that is illegal, or gives the appearance of any of the foregoing, will constitute a violation of this SFO Code, regardless of whether this SFO Code refers specifically to that particular conduct. A violation of this SFO Code may result in disciplinary action, up to and including termination of employment. A variety of laws apply to the Adviser and its operations, including the Securities Act of 1933, the Investment Adviser Act of 1940, state laws relating to duties owed by Adviser directors and officers, and criminal laws. The federal securities laws generally prohibit the Adviser from making material misstatements in its prospectus and other documents filed with the SEC, or from omitting to state a material fact. These material misstatements and omissions include financial statements that are misleading or omit materials facts.

Examples of criminal violations of the law include stealing, embezzling, misapplying corporate or bank funds, making a payment for an expressed purpose on the Adviser’s behalf to an individual who intends to use it for a different purpose; or making payments, whether corporate or personal, of cash or other items of value that are intended to influence the judgment or actions of political candidates, government officials or businesses in connection with any of the Adviser’s activities. The Adviser must and will report all suspected criminal violations to the appropriate authorities for possible prosecution, and will investigate, address and report, as appropriate, non-criminal violations.

Amended: February 21, 2018

Exhibit B

Penn Mutual Asset Management, LLC (the “PMAM”)

SENIOR FINANCIAL OFFICERS’ CODE OF ETHICS (“SFO Code”)

Annual Certification of Senior Financial Officer

I hereby certify that I have read and fully understand the Senior Financial Officers’ Code of Ethics. Further, I certify that I am in full compliance with the SFO Code.

[Name]

[Title]

Date:

The Adviser’s President, Treasurer, and Assistant Treasurer Use Only

Amended: February 21, 2018

Exhibit C

Initial Holdings and Code Acknowledgment

Print Name of Reporting Individual
FINRA Registered (Yes/No)
Reporting Period	Beneficial Holdings as of [ ]
Reason for Report	Beneficial Holdings

SECTION I. REPORTABLE SECURITIES

•	If you do not beneficially own any individual securities, please check here. ☐

•	If you do beneficially own any individual securities and attached brokerage statements with this report, please check here. ☐

•	If you are not providing brokerage statements, please provide the information in the box below:

Account Number	Name on Account	Name of Broker or Bank with Whom Account is Maintained	Name of Issuer/Security	No. of Shares/Principal Amount

Add lines or provide detail on separate page, if necessary.

SECTION II. PENN SERIES FUNDS - Penn Mutual Variable Life Policy/Variable Annuity Contract

•	If you do not own a Penn Mutual variable policy/contract, please check here. ☐

•	If you do own a variable policy/contract and attached a variable policy/contract statement, please check here. ☐

•	If you are not providing policy/contract statement, please provide the information in the box below:

Policy/Contract No.	Name of Penn Series Fund(s)	$ Amount

Add lines or provide detail on separate page, if necessary.

Code of Ethics Acknowledgement

I hereby acknowledge receipt of the Code of Ethics (“Code”) of Penn Mutual Asset Management, LLC and Penn Series Funds, Inc. I affirm that as a covered person, I read the Code and understand it; and affirm that I will fully comply with all provisions of the Code, to the extent applicable.

Signature and Date:

Amended: February 21, 2018

Exhibit D

Annual Holdings Report

Print Name of Reporting Individual
FINRA Registered (Yes/No)
Reporting Period	Beneficial Holdings as of [ ]
Reason for Report	Beneficial Holdings

REPORTABLE SECURITIES

•	If you had no reportable holdings, please check here. ☐

•	If you are not providing brokerage statements, please provide the information in the box below:

Account Number	Name on Account	Name of Broker or Bank with Whom Account is Maintained	Name of Issuer/Security	No. of Shares/Principal Amount

Add lines or provide detail on separate page, if necessary.

If you disclaim beneficial ownership of one or more securities reported above, please describe below and identify the securities and the related name and address of the broker, dealer and/or bank with whom you maintain an account and in which securities are held for your direct or indirect benefit.

Signature and Date:

Amended: February 21, 2018

Exhibit E

Penn Series Funds, Inc.

Independent Directors

Certification of Receipt and Understanding of Code of Ethics

I hereby certify that I have read and fully understand my responsibilities under the Code of Ethics adopted by Penn Series Funds, Inc. (the “Code”). Further, I certify that I am in full compliance with the Code.

[Name of Director]

[Signature]

[Date]

Independent Directors Use Only

Amended: February 21, 2018

Appendix C

Summary of Pre-Clearance and Reporting Requirements

*	If not held in any client account and/or PMAM does not intend to purchase in any client account.

Blackout Period. No Investment Person or Access Person may purchase or sell any security on the same day on which any client managed by Adviser purchases or sells that security, unless such Investment Person or Access Person had no actual knowledge that the security was being considered for purchase or sale for a Client Account.

Restricted Securities. Investment Persons must pre-clear investments listed on the restricted list. Compliance is responsible for maintaining the restricted list in Bloomberg

TYPE OF SECURITY	Pre-Clearance Required	Reporting Required
All Security Names (By Ticker or CUSIP) held by PMAM Clients	Yes	Yes
All Security Names (By Ticker or CUSIP) PMAM intends to trade for PMAM Clients	Yes	Yes

Amended: February 21, 2018

Private Placements (Including Private Funds advised by PMAM)	Yes	Yes
Penn Series Funds	Yes	Yes
Restricted securities	Yes	Yes
Initial Public Offerings (equity)	Yes	Yes
Common Stocks	No*	Yes
Listed depository receipts e.g. ADRs, ADSs, GDRs	No*	Yes
Closed-End Funds	No*	Yes
Unit Investment Trusts (UITs)	No*	Yes
Exchange Traded Funds (ETFs)	No*	Yes
Exchange Traded Notes (ETNs)	No*	Yes
DRIPs	No*	Yes
Stock Splits	No*	Yes
Rights	No*	Yes
Stock Dividend	No*	Yes
Warrants (Listed and Exercised)	No*	Yes
Preferred Stock	No*	Yes
REIT	No*	Yes
Common Stock Options	No*	Yes
Spot FX	No*	Yes
Forward Contracts (including currency forwards)	No*	Yes
Commodities	No*	Yes
OTC warrants or swaps	No*	Yes

Amended: February 21, 2018